Exhibit 14

                                HEICO CORPORATION
             CODE OF ETHICS FOR SENIOR FINANCIAL AND OTHER
                                    OFFICERS
 (Team members who are required to complete this questionnaire will be notified annually)

Senior Financial and other Principal Officers related to financial matters (Officers) hold an important and elevated role in corporate governance. As part of the HEICO leadership team, Officers are vested with both the responsibility and authority to protect, balance, and preserve the interests of all of the Company's stakeholders, including shareholders, customers, Team Members and suppliers. Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the Company's financial organization, and by demonstrating the following:

        I.      Honest and Ethical Conduct

                        Officers will exhibit and promote the highest standards
                of honest and ethical conduct through the establishment and operation of policies and procedures that:

                        . Encourage and reward professional integrity in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the financial organization or the Company itself.

                        . Prohibit and eliminate the appearance or occurrence of conflicts between what is in the best interest of the Company and what could result in material personal gain for a member of the financial organization, including financial and other Officers.

                        . Provide a mechanism for members of the finance organization to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior.

                        . Demonstrate their personal support for such policies and procedures through periodic communication reinforcing these ethical standards throughout the finance organization.

        II.     Financial Records and Periodic Reports

                        Officers will establish and manage the Company's
                transaction and reporting systems and procedures to ensure that:

                        . Business transactions are properly authorized and completely and accurately recorded on the Company's books and records in accordance with accounting principles generally accepted in the United States (GAAP) and established company financial policy.

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                        .       The retention or proper disposal of Company
                                records shall be in accordance with established Company financial policies and applicable legal and regulatory requirements.

                        . Periodic financial communications and reports (both internal and external) will be delivered in a manner that facilitates the highest degree of clarity of content and meaning so that readers and users will quickly and accurately determine their significance and consequence.

                        . Before certifying the accuracy of financial information reported to the Company's Corporate Accounting Office, reasonable diligence will be taken to ensure that all internal financial reporting requirements have been met and any diversions from normal transactions will be discussed and reviewed with the Corporate Controller or Chief Financial Officer before finalizing financial reports.

        III.    Compliance with Applicable Laws, Rules and Regulations

                        Officers will establish and maintain mechanisms to:

                        . Educate members of the finance organization about any federal, state or local statute, regulation or administrative procedure that affects the operation of the finance organization and the Company generally.

                        . Monitor the compliance of the finance organization with any applicable federal, state or local statute, regulation or administrative rule.

                        . Identify, report and correct in a swift and certain manner, any detected deviations from applicable federal, state or local statute or regulation.

        IV.     Prompt internal reporting of violation of the code

                        Violations of this Code of Ethics should be promptly
                reported to either of the Chief Financial Officer, the Company's Legal Counsel, the Compliance Officer or anonymously through the Company's toll-free hotline number. Such violations will be promptly investigated and results could result in termination of employment.

In my role as an Officer of ________________________(subsidiary or company name), I certify that I adhere to and advocate the above principles and responsibilities governing my professional and ethical conduct.

Signed _________________________________________________

Officer Name ___________________________________________

Subsidiary _____________________________________Date______________________